DECORIZE, INC.

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AT THE COMPANY:
Alex Budzinsky
a.budinsky@decorize.com
Gaylen Ball
g.ball@decorize.com
www.decorize.com

                   DECORIZE, INC. ANNOUNCES MANAGEMENT CHANGES

SPRINGFIELD, MO: August 25, 2003: (AMEX: DCZ) - The Board of Directors of
Decorize, Inc. announced today that Jon Baker has resigned as Chief Executive
Officer, President, and Chairman of the Board. Jim Parsons, co-founder of
Decorize, a current director, and Executive Vice President, will assume the responsibilities of Chief Executive Officer. Kevin Bohren, an initial member on the Board of Directors, will serve as the Chairman of the Board. Mr. Baker will continue to serve as a member of the Board.

"Jon has done an outstanding job leading Decorize through its start-up phase.
Under Jon's leadership, the company has been able to establish itself as a significant participant in the home furnishings category during some of the most difficult economic times this country has seen," said Kevin Bohren.

"The company is poised and positioned for its next phase of growth. We've put a great team in place and I'm extremely confident of their ability to execute the plan. Jim Parsons has been my partner from the beginning and he will do a great job working with the Board to lead the company," said Mr. Baker.

"I look forward to continuing to execute the vision that Jon and our team have developed over the last four years since we first formed Decorize. The company is committed to developing trend setting products while setting new standards for quality and overall value," said Mr. Parsons.

Jim Parsons was elected a director and appointed Executive Vice President and
Director of Product Development of Decorize in June 2001. From 1983 to the
present, Mr. Parsons served as President of GuildMaster, one of Decorize's two operating subsidiaries, which he founded and co-owned. GuildMaster has been recognized as a design leader in the industry and has created such successful brands as the Arnold Palmer Home Collection, Tin Revival and America Country
West. Previously, Mr. Parsons founded and owned a collection of home furnishings-related businesses in Springfield, Missouri and a design studio in
Kansas City, Missouri.

Decorize, Inc. has developed a sourcing, logistics and technology model that reduces various costs that have traditionally been channeled into the home furnishings category. The company delivers products directly from the Far East to its retail customers and reduces or eliminates handling and storage costs, which results in substantial cost savings. Decorize has served more than 2,000 small and large retail accounts, including national brand names such as
Dillard's, Rooms To Go, and Sears -- The Great Indoors.

Decorize's business model seeks to provide aggressive savings for large retailers and also for small retailers. Small retailers can ship directly from the Far East with a minimum order of $500 while enjoying cost savings of up to
30% over wholesale prices. Decorize offers over 10,000 SKUs through its brands -
GuildMaster, Faith Walk Designs, and decorize.com. Additional information on the company and its products can be found at http://www.decorize.com.

Forward-Looking Statements

Statements about the future performance of Decorize,
economic trends, and other forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation
Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including and without limitation, continued
acceptance of Decorize's products, increased levels of competition for the company, new products and technological changes, Decorize's dependence on third-party suppliers, and other risks detailed from time to time in Decorize's periodic reports filed with the Securities and Exchange Commission. Decorize provides no assurance regarding the actual outcome of the events contemplated by any forward-looking statements included in this release.